UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

_________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 9, 2012 (May 4, 2012)

American Realty Capital Daily Net Asset Value Trust, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Maryland

(State or Other Jurisdiction of Incorporation)

333-169821	27-3441614
(Commission File Number)	(IRS Employer Identification No.)

405 Park Avenue, 15th Floor New York, New York 10022
(Address, including zip code, of Principal Executive Offices)

(212) 415-6500
(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

Circle K

On April 25, 2012, the board of directors of American Realty Capital Daily Net Asset Value Trust, Inc. (the “Company”) ratified the Company’s entry, through its sponsor, AR Capital, LLC, into a purchase and sale agreement with Sunset Enterprise Trust to acquire a fee-simple interest in one Circle K convenience store, located in Phoenix, Arizona (the “Property”). The Company’s obligation to close upon the acquisition was subject to the satisfactory completion of a due diligence review of the Property and other customary conditions to closing, which were completed on May 4, 2012. The Company acquired the Property on May 4, 2012.

A description of the acquisition and the Property is included in Item 2.01 — Completion of Acquisition or Disposition of Assets, and is incorporated herein by reference in its entirety.

Item 2.01. Completion of Acquisition or Disposition of Assets.

On May 4, 2012, the Company closed its acquisition of the Property. The Company acquired the Property though an indirect wholly owned subsidiary of its operating partnership. The seller of the Property was Sunset Enterprise Trust. The seller does not have a material relationship with the Company and the acquisition was not an affiliated transaction.

The Property contains 3,050 rentable square feet and is 100% leased to Circle K Stores, Inc., which is a wholly-owned subsidiary of Alimentation Couche-Tard, Inc. (“Couche-Tard”) and the lease is guaranteed by Couche-Tard, which has an investment grade credit rating as determined by major credit rating agencies. The lease has an original lease term of 17 years, with 12 years remaining. The lease contains fixed annual rental increases of 5% every 5 years. The lease contains one 3-year option, four 5-year options and two 10-year options. The lease is net whereby the tenant is to pay substantially all operating expenses, including costs to maintain and repair the roof and structure of the building, in addition to the base rent. The annualized rental income for the initial lease term is approximately $0.2 million, or approximately $51.46 per rentable square foot.

The purchase price of the Property was $2.0 million, exclusive of closing costs. The Company funded the acquisition of the Property with proceeds from the sale of its common stock. The Company may seek to obtain financing on the Property post-closing. However, there is no guarantee that it will be able to obtain financing on terms it believes are favorable, if at all.

Item 9.01. Financial Statements and Exhibits.

(a) Set forth in this Item 9.01(a) are summary financial statements of the parent guarantor to the lessee of the Property described under Item 2.01 of this Current Report on Form 8-K.

Couche-Tard filed its financial statements in reports filed with the Canadian Securities Administrators, and the following summary financial data regarding Couche-Tard are taken from such filings:

	40 weeks	52 weeks
(Amounts in Millions)	January 29, 2012 (Unaudited)	April 24, 2011 (Audited)	April 25, 2010 (Audited)	April 26, 2009 (Audited)
Statements of Operations Data
Revenues	$16,934.3	$18,965.9	$16,439.6	$15,781.1
Operating income	440.2	518.5	442.1	404.8
Net earnings	339.8	370.1	302.9	253.9

(Amounts in Millions)	January 29, 2012 (Unaudited)	April 24, 2011 (Audited)	April 25, 2010 (Audited)	April 26, 2009 (Audited)
Consolidated Condensed Balance Sheets
Total assets	$4,184.4	$3,926.0	$3,639.0	$3,255.9
Long-term debt	180.2	496.9	711.9	745.3
Total common stockholders’ investment	2,076.5	1,980.6	1,660.0	1,326.0

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN REALTY CAPITAL DAILY NET ASSET VALUE TRUST, INC.

Date: May 9, 2012	By:	/s/ Nicholas S. Schorsch
		Name:	Nicholas S. Schorsch
		Title:	Chief Executive Officer and Chairman of the Board of Directors